Exhibit 99.1

Ultratech Announces Third Quarter 2011 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--October 20, 2011--Ultratech, Inc. (Nasdaq: UTEK), today announced unaudited results for the three-month and nine-month periods ended October 1, 2011.

For the third quarter of fiscal 2011, Ultratech reported net sales of $54.9 million as compared to $37.9 million during the third quarter of fiscal 2010. Ultratech’s net income for the third quarter of 2011 was $10.5 million, or $0.39 per share (diluted), as compared to net income of $4.9 million, or $0.20 per share (diluted) for the same quarter last year.

For the first nine months of 2011, Ultratech reported net sales of $156.3 million compared to net sales of $97.0 million in the first nine months of 2010. Ultratech reported net income of $28.1 million or $1.05 per share (diluted) during the first nine months of 2011, compared to net income of $10.5 million or $0.42 per share (diluted) for the first nine months of 2010.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “During the quarter, advanced packaging product demand continued to dominate the company’s business. In addition, we gained traction in the deployment of our high-brightness LED (HB-LED) tools as evidenced by the increased growth in revenue for the quarter.

“Customers are reassessing their capacity expansion plans which are translating into a more conservative outlook,” continued Zafiropoulo. “In this current environment, it is imperative that we further our ongoing efforts to deliver superior customer support and provide our customers with reliable, technologically advanced and cost-effective solutions.

“While we realize that there is uncertainty in the economic environment, we believe our technology based business model will enable us to address this uncertainty and create long-term growth and value for our stockholders,” Zafiropoulo concluded.

At October 1, 2011, Ultratech had $221 million in cash, cash equivalents and short-term investments. Working capital was $268 million and stockholders’ equity was $10.78 per share based on 25,700,131 total shares outstanding as of October 1, 2011.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time on Thursday, October 20, 2011. To listen to the call over the internet or to obtain dial-in information for the call, please go to the investor relations section of the Ultratech website at http://ir.ultratech.com.

If you are unable to attend the live conference call, a replay will be available on Ultratech’s website. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, October 27, 2011. You may access the telephone replay by dialing 800-406-7325 and entering access code: 4476384.

Profile

Ultratech, Inc. (Nasdaq: UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, the company's market-leading advanced lithography products deliver high throughput and production yields at a low, overall cost of ownership for bump packaging of integrated circuits and high-brightness LEDs (HB-LEDs). A pioneer of laser processing, Ultratech developed laser spike anneal technology, which increases device yield, improves transistor performance and enables the progression of Moore’s Law for 45-nm and below production of state-of-the-art consumer electronics. Visit Ultratech online at: www.ultratech.com.

Safe Harbor

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as “anticipates,” “expects,” “thinks,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to timing, delays, deferrals and cancellations of orders by customers, including as a result of semiconductor manufacturing capacity as well as our customers' financial condition and demand for semiconductors; demand for consumer devices; industry growth within the company’s served markets; continued delivery of financial performance and value; cyclicality in the semiconductor and nanotechnology industries; general economic and financial market conditions including impact on capital spending, as well as difficulty in predicting changes in such conditions; rapid technological change and the importance of timely product introductions; customer concentration; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes in pricing by us, our competitors or suppliers; international sales and operations; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; effect of capital market fluctuations on our investment portfolio; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon our achieving and maintaining profitability and the market price of our stock; mix of products sold; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; changes to financial accounting standards; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech’s SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2010 and our quarterly report on Form 10-Q for the quarter ended July 2, 2011. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to affect any event or circumstance that may arise after the date of this release.

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	Oct. 1,	Oct. 2,	Oct. 1,	Oct. 2,
(In thousands, except per share amounts)	2011	2010	2011	2010
Total net sales*	$54,944	$37,937	$156,272	$96,991
Cost of sales:
Cost of products sold	21,935	16,274	64,013	39,008
Cost of services	3,614	3,141	11,671	8,754
Total cost of sales	25,549	19,415	75,684	47,762
Gross profit	29,395	18,522	80,588	49,229
Operating expenses:
Research, development and engineering	6,349	4,980	17,832	14,610
Selling, general, and administrative	11,484	8,634	32,301	24,091
Operating income	11,562	4,908	30,455	10,528
Interest expense	(4)	(6)	(16)	(1)
Interest and other income, net	(74)	92	40	288
Income before income taxes	11,484	4,994	30,479	10,815
Provision for income taxes	1,020	92	2,420	348
Net income	$10,464	$4,902	$28,059	$10,467
Earnings per share - basic:
Net income	$0.40	$0.20	$1.09	$0.43
Number of shares used in per share calculations - basic	25,977	24,370	25,678	24,204
Earnings per share - diluted:
Net income	$0.39	$0.20	$1.05	$0.42
Number of shares used in per share calculations - diluted	26,647	25,067	26,620	24,692

* Systems sales	$44,827	$30,794	$127,189	$76,616
Parts sales	4,456	3,020	13,547	8,803
Service sales	5,361	3,998	14,786	11,322
License sales	300	125	750	250
Total sales	$54,944	$37,937	$156,272	$96,991

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Oct. 1,	December 31,
(In thousands)	2011	2010*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$220,819	$184,290
Accounts receivable	34,890	32,825
Inventories	48,615	37,088
Prepaid expenses and other current assets	8,258	7,777
Total current assets	312,582	261,980

Equipment and leasehold improvements, net	14,881	14,835
Other assets	2,995	4,479

Total assets	$330,458	$281,294

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$4,000	$6,000
Accounts payable	15,650	13,154
Deferred product and service income	10,188	13,641
Other current liabilities	14,483	12,028
Total current liabilities	44,321	44,823

Other liabilities	9,010	5,344

Stockholders' equity	277,127	231,127

Total liabilities and stockholders' equity	$330,458	$281,294

* The balance sheet as of December 31, 2010 has been derived from the audited financial statements as of that date.

(UTEK-F)

CONTACT:
Ultratech, Inc.
Bruce R. Wright, 408-321-8835
Senior Vice President & CFO
or
Laura Rebouché, 408-321-8835
Vice President of Investor Relations
Fax: 408-577-3379
lrebouche@ultratech.com